UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2025

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On August 18, 2025, Trimble Inc. (“Trimble” or the “Company”) announced that Julie A. Shepard, current Chief Accounting Officer of the Company, will be retiring and leaving the Company in early 2026. The Company has named Kenneth Bement as Ms. Shepard’s successor in that role, with his appointment to be effective September 2, 2025. Mr. Bement brings more than 20 years of leadership experience in financial reporting, accounting operations, finance transformation, and internal controls. Since 2018, Mr. Bement has leveraged his background at global technology companies—including Alphabet and Raytheon Technologies—to build scalable teams, systems, and processes that support high-growth private enterprises.
Most recently, Mr. Bement has served, since February 2024, as Chief Accounting Officer at Conservice, a provider of utility management solutions for property managers and owners. From October 2021 to November 2023, he was Chief Accounting Officer and Corporate Controller of Gopuff, a consumer goods and food delivery service. From 2018 to 2021, he was Chief Accounting Officer of Ancestry, an online genealogy company. He previously served as Chief Accounting Officer and Corporate Controller of Vista Outdoor, and prior to that held senior roles in finance and accounting at a number of global technology companies, including Alphabet and Raytheon Technologies. Earlier in his career, Mr. Bement led the revenue project at the Financial Accounting Standards Board (FASB), which resulted in ASC 606—the current revenue recognition standard under U.S. GAAP. He is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA) and holds a Master of Accountancy degree from Brigham Young University. Mr. Bement is 46 years old.
The selection of Mr. Bement to serve as Chief Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person; there are no family relationships between Mr. Bement and any director or other executive officer of the Company; and there are no related-persons transactions between the Company and Mr. Bement reportable under Item 404(a) of Regulation S-K.
Mr. Bement will receive an annual base salary of $400,000; will be eligible to receive a one-time individual cash bonus of $200,000 for service in 2025, subject to remaining in good standing as a full-time employee of Trimble as of the date of payout of the Trimble OneBonus Plan (“TOP”) for 2025; and, beginning in 2026, will be eligible to participate in TOP. He will receive $1,000,000 in restricted stock units upon hiring and a further $1,000,000 in restricted stock units upon completion of his relocation to Westminster, Colorado, both of which awards will vest in equal annual installments over a three‑year period from their respective grant dates, and will be eligible for future annual equity awards under the Company’s long‑term incentive plans. He will also be eligible to participate in the Company’s Age and Service Equity Vesting Program.
The Company will enter into an Executive Severance Agreement with Mr. Bement in the form filed as Exhibit 10.11 to the Company’s Form 10‑K for the fiscal year ended January 3, 2025, as well as the standard form indemnification agreement that the Company enters into with all directors and officers, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 15, 2017.
Item 7.01 Regulation FD Disclosure.
The Company issued a press release on August 18, 2025, announcing the changes described herein. The press release making this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 18, 2025, issued by Trimble Inc.
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC. a Delaware corporation

Date: August 18, 2025	By:	/s/ JENNIFER A. ALLISON
Jennifer A. Allison, General Counsel and Secretary